Exhibit 4.1

COMMON STOCK NUMBER	COMMON STOCK SHARES

POR

INCORPORATED UNDER THE LAWS OF THE STATE OF OREGON	SEE REVERSE FOR CERTAIN DEFINITIONS

C U S I P 736508 84 7

This Certifies that

S P E C I M E N

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, NO PAR VALUE, OF

PORTLAND GENERAL ELECTRIC COMPANY

transferable only on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon the surrender of this certificate properly endorsed.

This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

In Witness Whereof, the Corporation has caused the facsimile signatures of its duly authorized officers and its seal to be hereunto affixed.

Date:

GENERAL COUNSEL AND SECRETARY	CHIEF EXECUTIVE OFFICER AND PRESIDENT

PORTLAND GENERAL ELECTRIC COMPANY

          The Corporation will furnish to any shareholder upon request  and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class of shares authorized to be issued and the variations in the relative rights and preferences between the shares of each series of a class of shares so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of the subsequent series.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	as tenants in common	(Oregon Custodians use the following)
TEN ENT-	as tenants by the entireties	(Name) CUST UL OREG (Name) MIN-____________________________________________________as Custodian under
JT TEN-	as joint tenants with right of
	survivorship and not as tenants in	the laws of Oregon, for ___________________________ a minor
common
(Name) CUST (Name) (State) UNIF GIFT MIN ACT- _______________________Custodian ______________________________
(Cust) (Minor)

Under ________________________________ Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ______________________________________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________________________________________________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________ Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________________________________________________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________________________

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.